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                     [EXHIBIT 3(i)(b)]


           AMENDMENT OF ARTICLES OF INCORPORATION
               (To be submitted in duplicate)


HONORABLE REBECCA MCDOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
P.O. BOX 778
JEFFERSON CITY, MO  65102

        Pursuant to the provisions of The General and Business Corporation Law of Missouri, Intrav, Inc., a Missouri corporation (the
"Corporation"), hereby certifies the following:

1.      The present name of the Corporation is Intrav, Inc.

        The name under which it was originally organized was Intrav, Inc.

2.      An amendment to the Corporation's Restated Articles of
        Incorporation was adopted on March 23, 1999 at a Special Meeting of the shareholders of the Corporation.

3. This amendment provides that the Corporation's Restated Articles of Incorporation be, and hereby are, amended by adding the following article as Article Eleven:

                       ARTICLE ELEVEN
                       --------------

        (A) For purposes of this Article Eleven, the following terms shall have the meanings specified below:

             A person shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own" shares of Common Stock to the extent that such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

             "Citizen" shall mean "citizen of the United States" as such term is used in the Shipping Act of 1916, as amended from time to time, including Section 2 thereof, 46 U.S.C. Section 802, and the Merchant Marine Act of 1936, as amended from time to time.

             "Fair Market Value" of a share of capital stock shall mean the average Closing Price for such a share for each of the forty-five (45) most recent days during which shares


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        of stock of such class or series shall have been traded preceding the day on which notice of redemption shall have been given pursuant to Paragraph (4) of Section E of Article Eleven; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith; and provided, further, however, that "Fair Market Value" as to any shareholder who purchases any stock subject to redemption within one hundred twenty (120) days prior to a Redemption Date shall not (unless otherwise determined by the Board of Directors) exceed the purchase price paid for such shares. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked price on the composite tape for the New York Stock Exchange-listed stock, or, if stock of the class or series in question is not quoted on such composite tape on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States Securities Exchange registered under the Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the Nasdaq National Market or any system then in use, or, if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

             "Non-Citizen" shall mean any Person other than a Citizen.

             "Permitted Percentage" shall mean 24.9% of the shares of Common Stock from time to time issued and outstanding.

             "Person" shall mean an individual, partnership, corporation, trust or other entity.

             "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the corporation pursuant to Section E of Article 11.

             "Redemption Securities" shall mean any debt or equity securities of the corporation, any Subsidiary or any other corporation, or any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any investment banking, appraisal or accounting firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the corporation), has a value, at the time notice of redemption is given pursuant to Paragraph (4) of Section E of Article Eleven, at least equal to the Fair Market Value of the shares to be redeemed pursuant to Article Eleven (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

        B. It is the policy of the corporation that Non-Citizens should Beneficially Own, individually or in the aggregate, no more than the Permitted Percentage of the Common Stock. If at any time Non-Citizens, individually or in the aggregate, become the Beneficial Owners of


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more than the Permitted Percentage of the Common Stock, then the corporation shall have the power to take the actions prescribed in sections C, D, E and F of this Article Eleven. The provisions of this Article Eleven are intended to assure that the corporation is in compliance with the citizenship requirements of the Merchant Marine Act of 1936, as amended, the Shipping Act of 1916, as amended (collectively, the "Maritime Laws") and the regulations promulgated thereunder.

             To the extent necessary to enable the corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the corporation may require the record holders and the Beneficial Owners of Common Stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owned by such Beneficial owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and the stock transfer records of the corporation shall be maintained in such manner as to enable the percentage of Common Stock that is Beneficially Owned by Non-Citizens and by Citizens to be confirmed. The Board of Directors is authorized to take such other ministerial actions or make such interpretation as it may deem necessary or advisable in order to implement the policy set forth in this Section B of Article Eleven.

        C. Any transfer, or attempted transfer, of any shares of Common Stock, the effect of which would be to cause one or more Non-Citizens to Beneficially Own Common Stock in excess of the Permitted Percentage, shall be ineffective as against the corporation, and neither the corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the corporation and neither the corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a shareholder of the corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the corporation under this Article Eleven. A citizenship certificate may be required from all transferees (and from any recipient upon original issuance) of Common Stock of the corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a Beneficial Owner, such Beneficial Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

        D. If on any date (including any record date) the number of shares of Common Stock that is Beneficially Owned by Non-Citizens is in excess of the Permitted Percentage (such shares herein referred to as the "Excess Shares"), the corporation shall determine those shares Beneficially Owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates such shares were acquired by Non-Citizens, starting with the most recent acquisition of shares of Common Stock by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares of Common Stock by Non-Citizens from and after the acquisition of those shares of Common Stock by a Non-Citizen that first caused the Permitted Percentage to be exceeded. The determination of the corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding


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for purposes of determining the vote required on any matter properly brought before the shareholders of the corporation for a vote thereon. The corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.

        E. Notwithstanding any other provision of these Articles, but subject to the provisions of any resolution of the Board of Directors creating any series of preferred stock or any other class of stock which has a preference over Common Stock with regard to dividends or upon liquidation, the Excess of Shares shall be subject to redemption at any time by action of the Board of Directors. The terms and conditions of such redemption shall be as follows:

             (1) the redemption price of the shares to be redeemed pursuant to this Article Eleven shall be equal to the Fair Market Value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required:

             (2) the redemption price of such shares may be paid in cash, Redemption Securities or any combination thereof;

             (3) if fewer than all the Excess Shares are to be redeemed, the shares to be redeemed shall be selected in such manner as set forth in Section D of this Article Eleven or as otherwise determined by the Board of Directors;

             (4) at least thirty (30) days' written notice of the Redemption Date shall be given to the record holders of the Excess Shares selected to be redeemed (unless waived in writing by any such holder) provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for the Excess Shares to be redeemed;

             (5) from and after the Redemption Date or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the record holder of Excess Shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

             (6) such other terms and conditions as the Board of Directors shall determine.


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        F.   In determining the citizenship of the Beneficial Owners or their transferees of Common Stock, the corporation may rely on the stock transfer records of the corporation and the citizenship certificates given by Beneficial Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such Beneficial Owners, transferees or recipients of the Common Stock. The determination of the citizenship of Beneficial Owners and their transferees of the Common Stock may also be subject to proof in such other way or ways as the corporation may deem reasonable. The corporation may at any time require proof, in addition to the citizenship certificates, of the Beneficial Owner or proposed transferee of shares of Common Stock, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the corporation may be refused, until such additional proof is submitted.

        G. Each provision of this Article Eleven is intended to be severable from every other provision. If any one or more of the provisions contained in this Article Eleven is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article Eleven shall not be affected, and this Article Eleven shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained therein.

        H. The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by By-Law or otherwise, regulations and procedures not inconsistent with the express provisions of this Article Eleven for determining whether any acquisition of the corporation's capital stock would jeopardize the corporation's ability to maintain such ownership by Citizens for the orderly application, administration and implementation of this Article Eleven. Such procedures and regulations shall be kept on file with the Secretary of the corporation and with its Transfer Agent, if any, and shall be made available for inspection by the public and, upon request, shall be mailed to any holder of capital stock of the corporation.

        I. All certificates evidencing ownership of capital stock of the corporation which are delivered after the effective date of this Article Eleven may bear a conspicuous legend describing the restriction set forth in Article Eleven.

4. Of the 5,114,200 shares outstanding, 5,114,200 of such shares were entitled to vote on such amendment.

        The number of outstanding shares of any class entitled to vote thereon as a class were as follows:

                Class               Number of Outstanding Shares
                -----               ----------------------------

            Common Stock                    5,114,200

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5.      The number of shares voted for and against the amendment was as follows:

           Class         No. Voted For     No. Voted Against     No. Abstained
           -----         -------------     -----------------     -------------

        Common Stock       4,272,933               0                 5,570

6. If the amendment changed the number or par value of authorized shares having a par value, the amount in dollars of authorized shares having a par value as changed is:

                            N/A

        If the amendment changed the number of authorized shares without par value, the authorized number of shares without par value as changed and the consideration proposed to be received for such increased authorized shares without par value as are to be presently issued are:

                            N/A

7. If the amendment provides for an exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, the following is a statement of the manner in which such reduction shall be effected:

                            N/A


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        IN WITNESS WHEREOF, the undersigned, Wayne L. Smith II, Executive
Vice President of Intrav, Inc., has executed this instrument on the 23rd day of March, 1999.

PLACE CORPORATE SEAL HERE
(IF NO SEAL, STATE "NONE")

None

                                         INTRAV, INC.

ATTEST:

/s/ Vanessa M. Tegethoff                 By:/s/ Wayne L. Smith II
------------------------------------        -----------------------------------
Vanessa M. Tegethoff,                       Wayne L. Smith II, Executive Vice
Assistant Secretary                         President




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STATE OF MISSOURI    )
                     )   ss.
County OF ST. LOUIS  )


             I, Sherry G. Tittle, a Notary Public, do hereby certify that on this 23rd day of March, 1999, personally appeared before me Wayne L. Smith II and Vanessa M. Tegethoff who, being by me first duly sworn, declared that they are the Executive Vice President and Assistant Secretary, respectively, of Intrav, Inc., a Missouri corporation, that they signed the foregoing document in such capacities and that the statements therein contained are true.



NOTARIAL SEAL               /s/ Sherry G. Tittle
                            ------------------------------------------
                            Notary Public
                            My Commission Expires:




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